    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 28, 2003.

                                                     REGISTRATION NO. 333-
                                                                          -----
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                             PETROQUEST ENERGY, INC.
             (Exact name of registrant as specified in its charter)

                                   ----------

               DELAWARE                                      76-1440714
     (State or Other Jurisdiction                         (I.R.S. Employer
   of Incorporation or Organization)                    Identification No.)


                     400 E. KALISTE SALOOM ROAD, SUITE 6000
                           LAFAYETTE, LOUISIANA 70508
                    (Address of Principal Executive Offices)


                             PETROQUEST ENERGY, INC.
                               1998 INCENTIVE PLAN

                            (Full Title of the Plan)

                                   ----------

     Name, Address and Telephone                      Copy of Communications to:
     Number of Agent for Service:

         DANIEL G. FOURNERAT                                ROBERT G. REEDY
SENIOR VICE PRESIDENT, GENERAL COUNSEL                  PORTER & HEDGES, L.L.P.
            AND SECRETARY                                700 LOUISIANA STREET
       PETROQUEST ENERGY, INC.                         HOUSTON, TEXAS 77002-2764
400 E. KALISTE SALOOM ROAD, SUITE 6000                      (713) 226-0600
      LAFAYETTE, LOUISIANA 70508
            (337) 232-7028

                                           CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                          AMOUNT TO       PROPOSED MAXIMUM        PROPOSED
 TITLE OF SECURITIES                   ----------------       OFFERING        MAXIMUM AGGREGATE       AMOUNT OF
 TO BE REGISTERED(1)                   BE REGISTERED(1)  PRICE PER SHARE(2)   OFFERING PRICE(2)  REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001 per share   503,607(3)           $3.80             $1,913,707            $177
=================================================================================================================

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of common stock issuable as a result of the anti-dilution provisions of the PetroQuest Energy, Inc. 1998 Incentive Plan (the "Plan").

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the common stock on The Nasdaq Stock Market on January 24, 2003, $3.80. Pursuant to General Instruction E to Form S-8, the registration fee is calculated only with respect to additional securities registered under the Plan.

(3) Includes one preferred share purchase right (the "Rights") for each share of common stock. Pursuant to Rule 457(g) of the Securities Act no separate fee is required for the Rights.


================================================================================

  STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

         This registration statement registers an additional 503,607 shares of our common stock related to the 1998 Incentive Plan which are the same class as other securities for which registration statements on Form S-8, File No. 333-65401, File No. 333-52700, File No. 333-67578 and File No. 333-88846 (the
"Prior Registration Statements"), have been previously filed. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

         On June 15, 2002, Arthur Andersen LLP, our former independent auditors, was convicted of federal obstruction of justice. On June 28, 2002, our Board of Directors, upon the approval of its Audit Committee, engaged Ernst & Young, LLP as independent auditors and dismissed Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain the consent of Arthur Andersen LLP to the incorporation by reference of its audit report dated March 7, 2002 into this registration statement. As permitted under Rule 437a promulgated under the Securities Act of 1933, as amended (the "Securities Act"), we have not filed the written consent of Arthur Andersen LLP that would otherwise be required by the Securities Act. Because Arthur Andersen LLP has not consented to the inclusion of their report in this registration statement, you may not be able to recover amounts from Arthur Andersen LLP under Section 11(a) of the Securities Act for any untrue statement of a material fact or any omission to state a material fact, if any, contained in or omitted from our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which are incorporated by reference in this registration statement.

ITEM 8. EXHIBITS

 EXHIBIT
    NO.        DESCRIPTION
----------     ------------
       4.1     PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated herein by reference to Appendix A of the Proxy Statement on Schedule 14A
               filed April 20, 2001).

      *5.1 Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

     *23.1     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

     *24.1 Power of Attorney (included on signature page of this registration statement).

----------
* Filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lafayette, State of Lousiana, on this 28th day of January, 2003.

                                     PETROQUEST ENERGY, INC.


                                     By:     /s/ Charles T. Goodson
                                        --------------------------------------
                                        Charles T. Goodson,
                                        Chairman of the Board, Chief Executive
                                        Officer and Director


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles T. Goodson, Michael O. Aldridge and Daniel G. Fournerat, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments and supplements to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

              SIGNATURE                                         TITLE                                 DATE
              ---------                                         -----                                 ----
       /s/ Charles T. Goodson             Chairman of the Board, Chief Executive Officer           January 28, 2003
--------------------------------------    and Director (Principal Executive Officer)
         Charles T. Goodson

      /s/ Alfred J. Thomas, II            President, Chief Operating Officer and Director          January 28, 2003
--------------------------------------
        Alfred J. Thomas, II

         /s/ Ralph J. Daigle              Executive Vice President and Director                    January 28, 2003
--------------------------------------
           Ralph J. Daigle

       /s/ Michael O. Aldridge            Senior Vice President, Chief Financial Officer,          January 28, 2003
--------------------------------------    Treasurer and Director  (Principal Financial and
         Michael O. Aldridge              Accounting Officer)

      /s/ William W. Rucks, IV            Director                                                 January 28, 2003
--------------------------------------
        William W. Rucks, IV

        /s/ E. Wayne Nordberg             Director                                                 January 28, 2003
--------------------------------------
          E. Wayne Nordberg

         /s/ Jay B. Langner               Director                                                 January 27, 2003
--------------------------------------
           Jay B. Langner

                                INDEX TO EXHIBITS

 EXHIBIT
   NO.         DESCRIPTION
----------     -----------
       4.1     PetroQuest Energy, Inc. 1998 Incentive Plan (incorporated herein by reference to Appendix A of the Proxy Statement on Schedule 14A
               filed April 20, 2001).

      *5.1 Opinion of Porter & Hedges, L.L.P. with respect to the legality of the securities.

     *23.1     Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1).

     *24.1 Power of Attorney (included on signature page of this registration statement).

----------
*  Filed herewith.